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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (file no. 333-20309), Form S-3 (file no. 333-01026) and Form S-3 (file no. 33-97932) of our report dated July 3, 1997 on our audit of the combined financial statements of the Summerfield Acquisition Hotels as of January 3, 1997 and the fiscal year then ended, which report is included in this Current Report on Form 8-K.


                                             Coopers & Lybrand L.L.P.


West Palm Beach, Florida
July 17, 1997